EXHIBIT 4.17

--------------------------------------------------------------------------------




                           WARRANT PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          PACIFIC ENERGY RESOURCES LTD.

                                       AND

                [EACH OF THE BUYERS LISTED ON AN ATTACHMENT HERETO]

                          DATED AS OF NOVEMBER 30, 2006




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I TERMS OF THE TRANSACTION............................................1
         Section 1.1. Agreement to Sell and to Purchase Warrants..............1
         Section 1.2. Purchase Price..........................................1

ARTICLE II CLOSINGS; WARRANT SHARE CALCULATION; VESTING.......................1
         Section 2.1. Closings................................................1
         Section 2.2. Vesting; Underlying Warrant Share Determination.........2

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................2
         Section 3.1. Corporate Organization..................................2
         Section 3.2. Qualification...........................................3
         Section 3.3. Capitalization of the Company...........................3
         Section 3.4. Authority Relative to This Agreement....................4
         Section 3.5. Noncontravention........................................4
         Section 3.6. Governmental Approvals..................................4
         Section 3.7. Authorization of Issuance; Reservation of Shares........5
         Section 3.8. Securities Filings......................................5
         Section 3.9. Approval of Exchange....................................6
         Section 3.10. Prior Private Offerings................................6
         Section 3.11. Brokers................................................6
         Section 3.12. Violations.............................................6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER............................6
         Section 4.1. Organization............................................6
         Section 4.2. Authority Relative to This Agreement....................6
         Section 4.3. Noncontravention........................................7
         Section 4.4. Governmental Approvals..................................7
         Section 4.5. Purchase for Investment.................................7
         Section 4.6. No Other Shares.........................................8

ARTICLE V ADDITIONAL AGREEMENTS...............................................8
         Section 5.1. Press Releases. ........................................8
         Section 5.2. Registration Rights.....................................8
         Section 5.3. Indemnification of Brokerage............................8
         Section 5.4. Delivery of Information.................................8
         Section 5.5. Reporting...............................................8
         Section 5.6. Covenant Regarding Affiliate Transactions...............9
         Section 5.7. Access to Information...................................9
         Section 5.8. Non-Public Information..................................9
         Section 5.9. Survival of Covenants...................................9

ARTICLE VI CONDITIONS TO OBLIGATIONS OF THE COMPANY...........................9
         Section 6.1. Representations and Warranties True.....................9
         Section 6.2.      Covenants and Agreements Performed.................10
         Section 6.3.      Legal Proceedings..................................10

                                                                            PAGE
                                                                            ----

ARTICLE VII CONDITIONS TO OBLIGATIONS OF BUYER................................10
         Section 7.1. Representations and Warranties True.....................10
         Section 7.2. Covenants and Agreements Performed......................10
         Section 7.3. Legal Proceedings.......................................10
         Section 7.4. Officers' Certificate...................................10
         Section 7.5. Warrant Certificates....................................10

ARTICLE VIII TERMINATION, AMENDMENT, AND WAIVER...............................10
         Section 8.1. Termination.............................................10
         Section 8.2. Effect of Termination...................................11
         Section 8.3. Amendment...............................................11
         Section 8.4. Waiver..................................................11

ARTICLE IX SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.......................11
         Section 9.1.      Survival. .........................................11
         Section 9.2. Indemnification by Company..............................11
         Section 9.3. Indemnification by Buyer................................11
         Section 9.4. Procedure for Indemnification. .........................12

ARTICLE X MISCELLANEOUS.......................................................12
         Section 10.1. Notices................................................12
         Section 10.2. Entire Agreement.......................................12
         Section 10.3. Binding Effect; Assignment; No Third Party Benefit.....12
         Section 10.4. Severability...........................................13
         Section 10.5. GOVERNING LAW..........................................13
         Section 10.6. CONSENT TO EXCLUSIVE JURISDICTION......................13
         Section 10.7. WAIVER OF JURY TRIAL...................................13
         Section 10.8. Counterparts...........................................14

ARTICLE XI DEFINITIONS........................................................14
         Section 11.1. Certain Defined Terms..................................14

                           WARRANT PURCHASE AGREEMENT

         THIS WARRANT PURCHASE AGREEMENT (this "AGREEMENT"), is dated as of November 30, 2006, between Pacific Energy Resources Ltd., a Delaware corporation (the "COMPANY"), and [BUYER LISTED ON AN ATTACHMENT HERETO] ("BUYER").

                                    RECITALS:

         A. Reference is hereby made to that certain Credit and Guaranty Agreement dated of even date herewith (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"), by and among the Company, as borrower, certain of its subsidiaries, as guarantors, the lenders party thereto from time to time, J. Aron & Company, as lead arranger, syndication agent, and administrative agent.

         B. The Company desires to sell to Buyer, and Buyer desires to purchase from the Company, warrants to purchase shares of common stock of the Company, par value $0.0001 per share ("COMMON STOCK").

         C. Capitalized terms used herein have the meanings set forth in SECTION 11.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyer hereby agree as follows.

                                    ARTICLE I
                            TERMS OF THE TRANSACTION
                            ------------------------

         SECTION 1.1. AGREEMENT TO SELL AND TO PURCHASE WARRANTS. At the Closing and on the terms and subject to the conditions set forth in this Agreement, the Company shall sell and deliver to Buyer, and Buyer shall purchase and accept from the Company, a warrant (the "WARRANT") to purchase the number of shares of Common Stock (subject to adjustment from time to time as provided in such Warrant) determined pursuant to SECTION 2.2. The Warrant issued at the initial Closing shall be in substantially the form set forth on EXHIBIT A hereto. The Warrant issued at any additional Closing shall be in substantially the form set forth on EXHIBIT B hereto.

         SECTION 1.2. PURCHASE PRICE. The aggregate purchase price for the Warrants issued hereunder is Ten Dollars ($10.00).

                                   ARTICLE II
                  CLOSINGS; WARRANT SHARE CALCULATION; VESTING
                  --------------------------------------------

         SECTION 2.1. CLOSINGS. The issuance of Warrants by the Company contemplated hereby (the "CLOSING") shall take place upon, and simultaneously with, each advance of funds to the Company pursuant to the Credit Agreement. Such Closings shall occur (i) at the offices of Thompson & Knight LLP at 10:00 a.m., local time, on the third Business Day following the satisfaction or waiver

(subject to Applicable Law) of each of the conditions to the obligations of the parties set forth in Articles VI and VII, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The dates on which the Closings are required to take place are each herein referred to as a "CLOSING DATE". All transactions occurring on such applicable Closing Date shall be deemed to have occurred simultaneously.

         SECTION 2.2. VESTING; UNDERLYING WARRANT SHARE DETERMINATION.

         (a) On the initial Closing Date, the Warrant attached hereto as EXHIBIT A shall be issued to Buyer. As described in the Warrant attached as EXHIBIT A, the shares of Common Stock that are issuable upon the exercise of the Warrant attached as EXHIBIT A are subject to vesting. The Warrant to be issued pursuant to this SECTION 2.2(a) evidences, in part, shares of Common Stock issuable upon the exercise of such Warrant that will vest on the date hereof, based on the advances being made concurrently herewith pursuant to the Credit Agreement. With respect to such shares that will vest on the date hereof, the rights of the holder of such Warrant are not dependent on satisfaction of any conditions set out in the "EQUITY ESCROW AGREEMENT" (as defined in the Credit Agreement), and such Warrant and this Agreement do not constitute "GOLDMAN/SILVER POINT WARRANT DOCUMENTS" for the purposes of such Escrow Agreement.

         (b) On each subsequent Closing Date, a Warrant in the form of EXHIBIT B shall be issued to Buyer. The determination of the number of shares of Common Stock that are issuable upon the exercise of each such Warrant shall be equal to
(x)(A)(i) the amount of funds advanced to the Company pursuant to the Credit Agreement on the applicable Closing Date divided by (ii) 70,000,000, multiplied by (B)(i) the number of shares of Common Stock outstanding on such applicable Closing Date (determined on a fully-diluted basis) multiplied by (ii) [NUMBER LISTED UNDER BUYER'S NAME IN ROW A ON AN ATTACHMENT HERETO] minus (y) the number of shares of Common Stock that are issuable upon the exercise of any previously issued Warrants in the form of EXHIBIT B minus (z) the number of shares of Common Stock that are issuable upon the exercise of the Warrant attached as EXHIBIT A that have vested on or before such Closing Date. In no event shall a Warrant be issued pursuant to the foregoing to purchase a number of shares of Common Stock that when added to the number of shares of Common Stock that have vested as of such Closing Date pursuant to the terms of the Warrant attached hereto as EXHIBIT A, and the number of shares of Common Stock issuable upon the exercise of any previously issued Warrant in the form of EXHIBIT B, exceed [NUMBER LISTED UNDER BUYER'S NAME IN ROW B ON AN ATTACHMENT HERETO]% of the number of shares of Common Stock outstanding (determined on a fully-diluted basis) on such Closing Date.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants to Buyer, as of the date hereof, that:

         SECTION 3.1. CORPORATE ORGANIZATION. The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. No Proceedings to dissolve the Company are pending or threatened.

         SECTION 3.2. QUALIFICATION. Each of the Company and the Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so would not have a material adverse effect on the business, assets, results of operations or financial condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby.

         SECTION 3.3. CAPITALIZATION OF THE COMPANY.

         (a) The authorized capital stock of the Company consists of 50,000,000 shares of preferred stock, par value $0.01 per share, of which, as of the date hereof, no shares are outstanding and no shares are held in the Company's treasury, and 500,000,000 shares of Common Stock, of which, as of the date hereof, 64,633,802 shares are outstanding and no shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. As of the date hereof, (i) an aggregate of 5,360,000 shares of Common Stock are reserved for issuance pursuant to stock options granted to certain directors, officers, consultants, and employees; (ii) an aggregate of 2,790,363 shares of Common Stock are reserved for issuance and issuable upon the exercise of outstanding warrants, and (iii) there is an outstanding note in the principal amount of $3,337,456.79 that bears interest at a rate per annum equal to the prime rate plus 2%, the outstanding balance of principal and interest of which is convertible from time to time into shares of Common Stock at a price of CAD$0.86 per share, the underlying shares of which are reserved for issuance. The authorization, execution, and delivery of the agreements contemplated hereby, and the performance by the Company of its obligations under each such agreements, including the issuance of the Warrant and the issuance of Common Stock upon exercise of the Warrant, will not result in or trigger any adjustment or modification of the rights of any holder of outstanding options, rights, warrants, convertible securities, or any other similar security, including without limitation, any anti-dilution provisions relating to such securities.

         (b) Except as set forth above in SECTION 3.3(a) or as contemplated by this Agreement the Credit Agreement, or the Equity Escrow Agreement (as defined in the Credit Agreement), there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or other voting securities, and (iv) no stockholder agreements, registration rights agreements (other than the Registration Rights Agreement by and among the Company, each subscriber thereunder, D&D Securities Company, Energy Capital Solutions, LLC, Octagon Capital Corporation, and the holders of the Lender Warrants, as defined therein), stock transfer restriction agreements, voting trusts, or similar agreements to which the Company, or to the knowledge of the Company, any other person, is a party with respect to the Company's Common Stock. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses (i) - (iv) of the preceding sentence.

         SECTION 3.4. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 3.5. NONCONTRAVENTION. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Company's organizational documents or other governing instruments, as amended, or the organizational or other governing instruments of any Subsidiary of the Company, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any of their respective properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary of the Company, or (iv) assuming compliance with the matters referred to in SECTION 3.6, violate any Applicable Law binding upon the Company or any Subsidiary of the Company, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby.

         SECTION 3.6. GOVERNMENTAL APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary of the Company in connection with the execution, delivery, or performance by the Company of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than compliance with any applicable requirements of any applicable securities laws of the United States (including registration with the Securities and Exchange Commission as contemplated by the Registration Rights Agreement attached hereto as EXHIBIT C or the Registration Rights Agreement by and among the Company, each subscriber thereunder, D&D Securities Company, Energy Capital Solutions, LLC, Octagon Capital Corporation, and the holders of the Lender Warrants, as defined therein), any state therein, or the provinces of Canada, or the Toronto Stock Exchange; and such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby.

         SECTION 3.7. AUTHORIZATION OF ISSUANCE; RESERVATION OF SHARES. During the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants. All Underlying Warrant Shares will, when issued, be validly issued, fully paid and nonassessable. Upon the exercise of the Warrants, the issuance of the Underlying Warrant Shares will not be subject to any preemptive or similar rights.

         SECTION 3.8. SECURITIES FILINGS. The Company is a "REPORTING ISSUER" in the Provinces of Alberta, British Columbia, and Ontario within the meaning of the applicable securities laws of such provinces and regulations, orders, and instruments enacted thereunder (collectively, the "SECURITIES LAWS") and is not in default of any requirement in relation thereto. The Company has filed with the securities commissions of each of Alberta, British Columbia, and Ontario (collectively, the "COMMISSIONS") all forms, reports, schedules, statements, and other documents (excluding exhibits) required to be filed by it under all Securities Laws. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Company with the Commissions since such date are herein collectively referred to as the "COMMISSION FILINGS". The Commission Filings, at the time filed, complied in all material respects with all requirements of the Securities Laws. None of the Commission Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained an untrue statement of material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made, except as the same was corrected or superseded in a subsequent document duly filed with the Commissions. Except for those contracts not required to be filed pursuant to the rules and regulations of the Commission, all material contracts of the Company and the Subsidiaries have been included in the Commission Filings. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Commission Filings present fairly in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and, in the case of the unaudited consolidated interim financial statements, except to the extent that preparation of such financial statements in accordance with generally accepted accounting principles is not required by applicable rules of the Commission), the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year end audit adjustments in the case of any unaudited interim financial statements). None of the Commissions, the Toronto Stock Exchange, or any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, and no such proceeding is, to the knowledge of the Company, pending, contemplated, or threatened.

         SECTION 3.9. APPROVAL OF EXCHANGE. The issued and outstanding common shares of the Corporation are listed and posted for trading on the Toronto Stock Exchange and the Corporation is in material compliance with the by-laws, rules, and regulations of such exchange. The Toronto Stock Exchange has approved the issuance of the Warrants and has granted conditional approval for the listing of the Underlying Warrant Shares, subject only to customary filings and notifications to the Exchange at such time such Underlying Warrant Shares are issued. The definitive form of certificate for the common shares of the Company has been duly approved by the Company and is in due and proper form under the laws governing the Company and the requirements of the Toronto Stock Exchange.

         SECTION 3.10. PRIOR PRIVATE OFFERINGS. All securities offered or sold by the Company prior to the date hereof were offered or sold pursuant to valid exemptions from the Securities Act. Those securities offered or sold by the Company prior to the date hereof which were not qualified for distribution by a prospectus pursuant to the Securities Laws, were offered or sold pursuant to valid exemptions from the prospectus requirement of the Securities Laws. No private offering memorandum or other information furnished (whether in writing or orally) to any offeree or purchaser of securities of the Company, at the time of delivery of such private offering memorandum or other information, contained an untrue statement of material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

         SECTION 3.11. BROKERS. The Company has not retained any broker, finder, investment banker or agent that is not a registered broker or dealer under the Securities Exchange Act of 1934, as amended (or an investment dealer duly registered under applicable Securities Laws, to the extent such registration is necessary), with respect to the transactions contemplated by this Agreement, the Credit Agreement, or the equity offering of the Company consummated contemporaneously herewith.

         SECTION 3.12. VIOLATIONS. Neither the Company nor any Subsidiary of the Company has received notification from any governmental entity (a) asserting a violation of any law, statute, ordinance, or regulation, or the terms of any judgments, orders, decrees, injunctions, or writs applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit, or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to the Company as of the date hereof that:

         SECTION 4.1. ORGANIZATION. Buyer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

         SECTION 4.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has full power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 4.3. NONCONTRAVENTION. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the organizational documents of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound,
(iii) result in the creation or imposition of any Encumbrance upon the properties of Buyer, or (iv) violate any Applicable Law binding upon Buyer, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

         SECTION 4.4. GOVERNMENTAL APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement or the consummation by it of the transactions contemplated hereby.

         SECTION 4.5. PURCHASE FOR INVESTMENT. Buyer has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Warrants and the Underlying Warrant Shares pursuant hereto, and Buyer has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, and financial condition and the terms and conditions of the issuance of the Warrants and the Underlying Warrant Shares. Buyer is acquiring the Warrants and the Underlying Warrant Shares to be purchased by it for its own account for investment and not for distribution in any manner that would violate applicable Securities Laws, but without prejudice to Buyer's rights to dispose of such Warrants and the Underlying Warrant Shares or a portion thereof to a transferee, in accordance with such laws if at some time in the future Buyer deems it advisable to do so. Buyer can bear the risk of an investment in the Warrants and the Underlying Warrant Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a prospective investment in the Warrants and the Underlying Warrant Shares. The acquisition of the Warrant by Buyer at each Closing, the vesting of the shares of Common Stock that are issuable on the exercise of the Warrant on each applicable Closing Date, and the acquisition of the Underlying Warrant Shares upon exercise of the Warrants shall constitute Buyer's confirmation of the foregoing representations.

         SECTION 4.6. NO OTHER SHARES. Except for such rights as may be conferred on Buyer by this Agreement and the Ancillary Documents, and securities purchased by Buyer in the Company's equity offering consummated contemporaneously herewith, as of the date hereof, neither Buyer nor any affiliate of Buyer beneficially owns, directly or indirectly, any shares of capital stock of the Company.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS
                              ---------------------

         SECTION 5.1. PRESS RELEASES. Except as may be required by Applicable Law or by the rules of any securities exchange, neither Buyer, on the one hand, nor the Company, on the other, shall issue any press release with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any securities exchange shall only be made after reasonable notice to the other party.

         SECTION 5.2. REGISTRATION RIGHTS. Upon request of Buyer, the Company and Buyer shall execute the Registration Rights Agreement attached hereto as EXHIBIT C.

         SECTION 5.3. INDEMNIFICATION OF BROKERAGE. The Company shall be solely responsible for the payment of any amounts owed to Energy Capital Solutions, LLC in connection with the transactions contemplated herein. Each of the parties hereto agrees to indemnify and hold harmless each other party from and against any claim or demand for a commission or other compensation by any financial advisor, broker, agent, finder, or similar intermediary claiming to have been employed by or on behalf of such indemnifying party and to bear the cost of legal fees and expenses incurred in defending against any such claim or demand.

         SECTION 5.4. DELIVERY OF INFORMATION. So long as Buyer (or any single transferee) holds Warrants or Warrant Shares representing at least 1,000,000 shares of the Company's Common Stock, the Company will deliver to Buyer (or such transferee) promptly upon the filing thereof, copies of all prospectuses, annual information forms, and annual reports which the Company shall have filed with the Commissions or any similar reports filed with any securities commission or office.

         SECTION 5.5. REPORTING. While the Company is a party to the Credit Agreement, the Company will provide Buyer with the reports required pursuant to the Credit Agreement. After termination of the Credit Agreement, so long as Buyer (or any single transferee) holds Warrants or Warrant Shares representing at least 1,000,000 shares of the Company's Common Stock, the Company shall provide Buyer with the reports and other information referenced in Section 5.2 of the Credit Agreement, and such other information Buyer or its advisors may reasonably request concerning the financial condition of the Company.

         SECTION 5.6. COVENANT REGARDING AFFILIATE TRANSACTIONS. After termination of the Credit Agreement, so long as Buyer (or any single transferee) holds Warrants or Warrant Shares representing at least 1,000,000 shares of the Company's Common Stock, the Company shall continue to observe and comply with the covenant set forth in Section 6.8 of the Credit Agreement regarding transactions with Affiliates (as defined in the Credit Agreement).

         SECTION 5.7. ACCESS TO INFORMATION. Between the date hereof and the Closing, the Company (i) shall give Buyer and its authorized representatives reasonable access to the Company's employees, offices and other facilities, and all books and records of the Company and its Subsidiaries, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require to verify the accuracy of any representation or warranty contained in Article III, and (iii) shall cause the Company's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Company and its Subsidiaries as Buyer may from time to time reasonably request.

         SECTION 5.8. NON-PUBLIC INFORMATION. Buyer and the Company recognize and agree that pursuant to the terms of this Agreement and the Credit Agreement, the Company may from time to time deliver to Buyer information about the Company that is not in the public domain and has not been released by the Company to the public generally. The Company covenants and agrees that if it delivers to Buyer any such information, it will conspicuously mark such information as "NON-PUBLIC" and make Buyer aware of the non-public nature of such information. Buyer covenants and agrees that while it is in possession of such non-public information, and until such time as such information becomes generally disclosed to the public, it will not buy or sell, in the public markets, any shares of Common Stock of the Company, except for transactions in the public markets that Buyer believes, in good faith, do not violate applicable securities laws due to internal information-sharing policies of Buyer or otherwise.

         SECTION 5.9. SURVIVAL OF COVENANTS. Except for any covenant or agreement that by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closings without contractual limitation.

                                   ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                    ----------------------------------------

         The obligations of the Company to consummate the transactions contemplated by this Agreement and the vesting of the shares of Common Stock that are issuable upon the exercise of the Warrant attached hereto as EXHIBIT A shall be subject to the fulfillment on or prior to the each Closing Date of each of the following conditions:

         SECTION 6.1. REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the applicable Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, except to the extent contemplated by this Agreement or the Ancillary Documents.

         SECTION 6.2. COVENANTS AND AGREEMENTS PERFORMED. Buyer shall have performed and complied with all covenants and agreements required by this Agreement, if any, to be performed or complied with by them on or prior to each applicable Closing Date.

         SECTION 6.3. LEGAL PROCEEDINGS. No Proceeding shall, on such applicable Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF BUYER
                       ----------------------------------

         The obligations of Buyer to consummate the transactions contemplated by this Agreement and to advance funds pursuant to the Credit Agreement shall be subject to the fulfillment on or prior to each Closing Date of each of the following conditions:

         SECTION 7.1. REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of each applicable Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, except to the extent contemplated by this Agreement or the Ancillary Documents.

         SECTION 7.2. COVENANTS AND AGREEMENTS PERFORMED. The Company shall have performed and complied with all applicable covenants and agreements required by this Agreement to be performed or complied with by it on or prior to each Closing Date.

         SECTION 7.3 LEGAL PROCEEDINGS. No Proceeding shall, on such applicable Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 7.4. OFFICERS' CERTIFICATE. The Company shall have delivered to Buyer a certificate, executed by two senior officers of the Company and dated the applicable Closing Date, certifying as to the matters set forth in SECTIONS 7.1, 7.2 AND 7.3 as to the number of issued and outstanding shares of Common Stock and the number and type of securities convertible or exchange for Common Stock as of such date, and as to the number of Warrant Shares (as defined in the Warrant) that will vest on the applicable Closing Date.

         SECTION 7.5. WARRANT CERTIFICATES. On the initial Closing Date, Buyer shall have received a certificate representing the Warrants in substantially the form set forth on EXHIBIT A, registered in the name of Buyer and duly executed by the Company. On each subsequent Closing Date, Buyer shall have received a certificate representing the Warrants in substantially the form set forth on EXHIBIT B, registered in the name of Buyer and duly executed by the Company.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT, AND WAIVER
                       ----------------------------------

         SECTION 8.1. TERMINATION.

         (a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time by mutual written consent of the Company and Buyer; and

         (b) This Agreement shall be terminated and the transactions contemplated hereby abandoned at any time upon termination of the Credit Agreement.

         SECTION 8.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to SECTION 8.1, this Agreement shall become void and have no effect, except that the agreements contained in this SECTION 8.2 and in SECTIONS 5.1, 5.2 5.4, 5.5, 5.6 AND 5.8 and Article IX shall survive the termination hereof. Nothing contained in this SECTION 8.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.3. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         SECTION 8.4. WAIVER. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.

                                   ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

         SECTION 9.1. SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto shall survive each Closing, regardless of any investigation made by or on behalf of any party, until 30 days after the expiration of the limitation period under the applicable statute of limitations (each such anniversary and time of expiration, a "SURVIVAL DATE"). No action may be brought with respect to a breach of any representation after a Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered. The provisions of this SECTION 9.1 shall have no effect upon any of the covenants of the parties set forth in Article V or any of the other obligations of the parties hereto under the Agreement, whether to be performed later, at or after any Closing.

         SECTION 9.2. INDEMNIFICATION BY COMPANY. The Company shall indemnify, defend, and hold harmless Buyer from and against any and all claims, actions, causes of action, demands, losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) (collectively, "DAMAGES"), asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly, by reason of or resulting from any breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         SECTION 9.3. INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, and hold harmless the Company from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by the Company, directly or indirectly, by reason of or resulting from any breach by Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         SECTION 9.4. PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under SECTION 9.2 OR 9.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. The indemnifying party shall have no liability with respect to any compromise or settlement of any action effected without its written consent (which shall not be unreasonably withheld).

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

         SECTION 10.1. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by facsimile, to the parties at the addresses and facsimile numbers set forth opposite their name on the signature page hereof (or at such other addresses and facsimile numbers as shall be specified by the parties by like notice).

         SECTION 10.2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         SECTION 10.3. BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Buyer may assign its rights under this Agreement to any person upon notice to the Company. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as provided in Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.4. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         SECTION 10.5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         SECTION 10.6. CONSENT TO EXCLUSIVE JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES BUYER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 10.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS EQUITY ISSUANCE OR THE EQUITYHOLDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.7 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         SECTION 10.8. COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                                   ARTICLE XI
                                   DEFINITIONS
                                   -----------

         SECTION 11.1. CERTAIN DEFINED TERMS.

         (a) As used in this Agreement, each of the following terms has the meaning given it in this SECTION 11.1(a):

         "ANCILLARY DOCUMENTS" means each agreement, instrument, and document (other than this Agreement, the Credit Agreement, and the agreements, instruments, and documents being executed in connection with the Credit Agreement) executed or to be executed by the Company or Buyer in connection with the transactions contemplated by this Agreement, including without limitation the Warrants.

         "APPLICABLE LAW" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

         "ENCUMBRANCES" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

         "EQUITY SECURITIES" means any capital stock of the Company, and any securities directly or indirectly convertible into, or exercisable or exchangeable for any capital stock of the Company, or any right, option, warrant or other security which, with the payment of additional consideration, the expiration of time or the occurrence of any event shall give the holder thereof the right to acquire any capital stock of the company or any security convertible into or exercisable or exchangeable for, any capital stock of the Company.

         "GOVERNMENTAL ENTITY" means any federal, state, provincial, municipal, national, tribal, Indian nation, or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, a province of Canada, the United States, Canada, an Indian nation, or a foreign entity or government.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

         "PROCEEDINGS" means all proceedings, actions, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SUBSIDIARY" means, with respect to any person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned 50% or more by such person.

         "UNDERLYING WARRANT SHARES" shall mean, at any time, all shares of Common Stock which may be acquired upon exercise of the Warrants. For purposes hereof, any person who holds Warrants shall be deemed to be the holder of the Underlying Warrant Shares obtainable upon exercise of such Warrants.

         (b) In addition to the terms defined in the preamble to this Agreement and SECTION 11.1(a), the following terms are used in this Agreement and are defined in the Sections set forth opposite such terms:

--------------------------------------------------------------------------------
DEFINED TERM                                    REFERENCE
--------------------------------------------------------------------------------
Closing Date                                    Section 2.1
Closing                                         Section 2.1
Commissions                                     Section 3.8
Commission Filings                              Section 3.8
Common Stock                                    Recital B
Credit Agreement                                Recital A
Damages                                         Section 9.2
Securities Laws                                 Section 3.8
Survival Date                                   Section 9.1
Warrant                                         Section 1.1



       REMAINDER OF PAGE INTENTIONALLY LEFT BLANK--SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                   THE COMPANY

                                   PACIFIC ENERGY RESOURCES LTD.


                                   By:
                                        ----------------------------------------
                                   Name:   Darren Katic
                                           -------------------------------------
                                   Title:  President
                                           -------------------------------------

                                   ADDRESS FOR NOTICE PURPOSES:

                                   111 West Ocean Blvd., Suite 1240
                                   Long Beach, California 90802
                                   Attention: Darren Katic, President
                                   Facsimile: 562-436-8474






                   SIGNATURE PAGE - WARRANT PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                               BUYER:


                                               ---------------------------------


                                               By:
                                                   -----------------------------
                                               Name:
                                                   -----------------------------
                                               Title:  Authorized Signatory

                                               ADDRESS FOR NOTICE PURPOSES:

                                               c/o
                                                   -----------------------------

                                               ---------------------------------

                                               ---------------------------------

                                               Attention:
                                                         -----------------------
                                               Facsimile:
                                                         -----------------------


                                               with a copy to:

                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                               Attention:
                                                          ----------------------
                                               Facsimile:
                                                          ----------------------



                   SIGNATURE PAGE - WARRANT PURCHASE AGREEMENT

                                  ATTACHMENT TO

                                  EXHIBIT 4.17

                      [FORM OF WARRANT PURCHASE AGREEMENT]




      ROW            SECTION
                    REFERENCE
----------------- -------------- ------------------------ ------------------------- ----------------------------------

Buyer             Preamble       GOLDMAN SACHS & CO.      SPCP GROUP LLC            SPCP GROUP III LLC
----------------- -------------- ------------------------ ------------------------- ----------------------------------

A                 2.2(b)         .0975                    .013125                   .013125
----------------- -------------- ------------------------ ------------------------- ----------------------------------

B                 2.2(b)         9.75%                    1.3125%                   1.3125%
----------------- -------------- ------------------------ ------------------------- ----------------------------------

